As filed with the Securities and Exchange Commission on May 15, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MaxLinear, Inc.

(Exact name of registrant as specified in its charter)

Delaware	14-1896129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5966 La Place Court, Suite 100

Carlsbad, California 92008

(Address of Principal Executive Offices)(Zip Code)

Exar Corporation 2006 Equity Incentive Plan

Sipex Corporation 2006 Equity Incentive Plan

Exar Corporation 2014 Equity Incentive Plan

(Full title of the plans)

Kishore Seendripu, Ph.D.

5966 La Place Court, Suite 100

Carlsbad, California 92008

(Name and address of agent for service)

(760) 692-0711

(Telephone number, including area code, of agent for service)

Copy to:

Robert F. Kornegay

Wilson Sonsini Goodrich & Rosati

Professional Corporation

12235 El Camino Real, Suite 200

San Diego, California 92130

(858) 350-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($0.0001 par value) to be issued under the Exar Corporation 2006 Equity Incentive Plan (the “2006 EIP”)	177,500 shares(2)	$26.47(7)	$4,698,425.00	$544.55
	3,029 shares(3)	$30.50(8)	$92,384.50	$10.71
Common Stock ($0.0001 par value) to be issued under the Sipex Corporation 2006 Equity Incentive Plan (the “2006 Sipex Plan”)	8,165 shares(2)	$28.74(7)	$234,662.10	$27.20
Common Stock ($0.0001 par value) to be issued under the Exar Corporation 2014 Equity Incentive Plan (the “2014 EIP”)	767,471 shares(2)	$15.29(7)	$11,734,631.59	$1,360.04
	181,760 shares(4)	$17.17(7)	$3,120,819.20	$361.70
	204,126 shares(5)	$30.50(8)	$6,225,843.00	$721.58
	43,168 shares(6)	$30.50(8)	$1,316,624.00	$152.60
TOTAL	1,385,219 shares		$27,423,389.39	$3,178.38

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2006 EIP, the 2006 Sipex Plan, and the 2014 EIP (collectively, the “Plans”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Pursuant to the Agreement and Plan of Merger dated as of March 28, 2017 (the “Merger Agreement”), by and among the Registrant, Exar Corporation (“Exar”), and Eagle Acquisition Corporation, the Registrant assumed outstanding stock options to purchase common stock of Exar under the Plans and such stock options became exercisable to purchase shares of the Registrant’s Common Stock, subject to appropriate adjustments to the number of shares and the exercise price of each such stock option.
(3)	Pursuant to the Merger Agreement, the Registrant assumed outstanding restricted stock units of Exar under the 2006 EIP and such restricted stock units were converted into restricted stock units of the Registrant, subject to appropriate adjustments to the number of shares.
(4)	Pursuant to the Merger Agreement, the Registrant assumed outstanding performance stock options of Exar under the 2014 EIP and such performance stock options were converted to stock options of the Registrant, subject to appropriate adjustments to the number of shares.
(5)	Pursuant to the Merger Agreement, the Registrant assumed outstanding restricted stock units of Exar under the 2014 EIP and such restricted stock units were converted into restricted stock units of the Registrant, subject to appropriate adjustments to the number of shares.
(6)	Pursuant to the Merger Agreement, the Registrant assumed outstanding performance stock units of Exar under the 2014 EIP and such performance stock units were converted into restricted stock units of the Registrant, subject to appropriate adjustments to the number of shares.
(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act on the basis of the weighted average exercise price of options outstanding under the applicable Plan and assumed by the Registrant.
(8)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act on the basis of $30.50 per share, the average of the high and low prices of the Registrant’s Common Stock on May 12, 2017, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by MaxLinear, Inc. (the “Registrant”), relating to the registration of 1,385,219 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), which may be issued pursuant to outstanding equity awards under the Exar Corporation 2006 Equity Incentive Plan, the Sipex Corporation 2006 Equity Incentive Plan, and the Exar Corporation 2014 Equity Incentive Plan, which the Registrant assumed upon the closing of its acquisition of Exar Corporation (“Exar”) pursuant to that certain Agreement and Plan of Merger, dated as of March 28, 2017 (the “Merger Agreement”), by and among the Registrant, Exar, and Eagle Acquisition Corporation.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on February 9, 2017;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on May 9, 2017;

(c) The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 20, 2017, but only to the extent incorporated by reference in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

(d) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 16, 2017, March 29, 2017, as amended , March 30, 2017, April 5, 2017, April 5, 2017, and May 12, 2017, only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(e) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A/A (File No. 001-34666) filed with the Commission on March 30, 2017, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The Registrant’s certificate of incorporation and bylaws provide that the Registrant must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

The Merger Agreement provides that, for a period of six years following the effective time of the acquisition of Exar, MaxLinear and its subsidiaries will honor and fulfill in all respects the obligations of Exar and its subsidiaries in any indemnification agreements of Exar with any of their respective directors or officers in effect immediately prior to the effective time of the merger with respect to acts or omissions prior to the effective time of the merger. The Merger Agreement also provides that, for a period of six years following the effective time of the merger, the Exar surviving company will, and MaxLinear will cause the Exar surviving company and its subsidiaries to, cause their respective certificates of incorporation and by-laws (or other similar organizational documents) to include indemnification and exculpation provisions at least as favorable as the indemnification and exculpation provisions contained in the applicable organizational documents of Exar and its subsidiaries as of immediately prior to the completion of the merger.

The Merger Agreement further requires MaxLinear to, for a minimum of six years following the effective time of the acquisition of Exar, maintain coverage under a directors’ and officers’ liability insurance policy covering claims arising from facts or events prior to the effective time of the merger with coverage and amounts no less favorable than those Exar maintained for its directors and officers prior to the acquisition under the then-existing Exar directors’ and officers’ liability insurance policy. A six year “tail” prepaid policy on the then-existing Exar directors’ and officers’ liability insurance policy, on terms and conditions no less advantageous in the aggregate than those then in effect, was purchased in connection with the consummation of the acquisition. The agreements regarding insurance and indemnification are enforceable by the former directors and officers of Exar and are binding on the successors and assigns of the Registrant and the surviving corporation.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Specimen Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 on Form 8-A (Registration No. 001-34666), filed on March 30, 2017).

4.2+	Exar Corporation 2006 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.1 to Exar Corporation’s Current Report on Form 8-K (File No. 000-14225), filed on September 17, 2010).

4.3+	Form of Notice of Grant of Stock Option and Terms and Conditions of Nonqualified Stock Option under the Exar Corporation 2006 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.2 to Exar Corporation’s Current Report on Form 8-K (File No. 000-14225), filed on September 13, 2006).

4.4+	Form of Notice of Grant of Stock Option and Terms and Conditions of Incentive Stock Option under the Exar Corporation 2006 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.3 to Exar Corporation’s Current Report on Form 8-K (File No. 000-14225), filed on September 13, 2006).

4.5+	Form of Director Nonqualified Stock Option Agreement under the Exar Corporation 2006 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.6 to Exar Corporation’s Current Report on Form 8-K (File No. 000-14225), filed on September 13, 2006).

4.6+	Non-Employee Director Option Agreement (September 2013) under the Exar Corporation 2006 Equity Incentive Plan (incorporated herein by reference to Exhibit 3.4 to Exar Corporation’s Quarterly Report on Form 10-Q (File No. 001-36012), filed on November 7, 2013).

4.7+	Form Of Stock Unit Award Agreement under the 2006 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to Exar Corporation’s Quarterly Report on Form 10-Q (File No. 000-14225), filed on February 6, 2009).

4.8+	Sipex Corporation 2006 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.1 to Exar Corporation’s Registration Statement on Form S-8 (File No. 333-145741), filed on August 28, 2007).

4.9+	Exar Corporation 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to Exar Corporation’s Current Report on Form 8-K (File No. 000-14225), filed on September 22, 2014).

4.10+	Form of Restricted Stock Unit Agreement under the Exar Corporation 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to Exar Corporation’s Quarterly Report on Form 10-Q (File No. 001-36012), filed on November 7, 2014).

4.11+	Form of Performance Stock Unit Agreement under the Exar Corporation 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.6 to Exar Corporation’s Quarterly Report on Form 10-Q (File No. 001-36012), filed on November 7, 2014).

4.12+	Form of NQSO Agreement under the Exar Corporation 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.7 to Exar Corporation’s Quarterly Report on Form 10-Q (File No. 001-36012), filed on November 7, 2014).

4.13+	Form of ISO Agreement under the Exar Corporation 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.8 to Exar Corporation’s Quarterly Report on Form 10-Q (File No. 001-36012), filed on November 7, 2014).

4.14+	Form of Director Option Agreement under the Exar Corporation 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.7 to Exar Corporation’s Annual Report on Form 10-K (File No. 001-36012), filed on June 5, 2015).

4.15+	Form of Director RSU Agreement under the Exar Corporation 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.8 to Exar Corporation’s Annual Report on Form 10-K (File No. 001-36012), filed on June 5, 2015).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

+	Indicates management contract or compensatory plan, contract or arrangement.

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on May 15, 2017.

MAXLINEAR, INC.

By:	/s/ Kishore Seendripu, Ph.D.
Kishore Seendripu, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Kishore Seendripu, Ph.D. and Adam C. Spice, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kishore Seendripu, Ph.D. Kishore Seendripu, Ph.D.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 15, 2017

/s/ Adam C. Spice Adam C. Spice	Vice President and Chief Financial Officer (Principal Financial Officer)	May 15, 2017

/s/ Connie Kwong Connie Kwong	Corporate Controller (Principal Accounting Officer)	May 15, 2017

/s/ Steven C. Craddock Steven C. Craddock	Director	May 15, 2017

/s/ Albert J. Moyer Albert J. Moyer	Director	May 15, 2017

/s/ Thomas E. Pardun Thomas E. Pardun	Lead Director	May 15, 2017

/s/ Donald E. Schrock Donald E. Schrock	Director	May 15, 2017

/s/ Theodore Tewksbury, Ph.D. Theodore Tewksbury, Ph.D.	Director	May 15, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1	Specimen Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 on Form 8-A (Registration No. 001-34666), filed on March 30, 2017).

4.2+	Exar Corporation 2006 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.1 to Exar Corporation’s Current Report on Form 8-K (File No. 000-14225), filed on September 17, 2010).

4.3+	Form of Notice of Grant of Stock Option and Terms and Conditions of Nonqualified Stock Option under the Exar Corporation 2006 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.2 to Exar Corporation’s Current Report on Form 8-K (File No. 000-14225), filed on September 13, 2006).

4.4+	Form of Notice of Grant of Stock Option and Terms and Conditions of Incentive Stock Option under the Exar Corporation 2006 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.3 to Exar Corporation’s Current Report on Form 8-K (File No. 000-14225), filed on September 13, 2006).

4.5+	Form of Director Nonqualified Stock Option Agreement under the Exar Corporation 2006 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.6 to Exar Corporation’s Current Report on Form 8-K (File No. 000-14225), filed on September 13, 2006).

4.6+	Non-Employee Director Nonqualified Stock Option Agreement (September 2013) under the Exar Corporation 2006 Equity Incentive Plan (incorporated herein by reference to Exhibit 3.4 to Exar Corporation’s Quarterly Report on Form 10-Q (File No. 001-36012), filed on November 7, 2013).

4.7+	Form Of Stock Unit Award Agreement under the 2006 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to Exar Corporation’s Quarterly Report on Form 10-Q (File No. 000-14225), filed on February 6, 2009).

4.8+	Sipex Corporation 2006 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.1 to Exar Corporation’s Registration Statement on Form S-8 (File No. 333-145741), filed on August 28, 2007).

4.9+	Exar Corporation 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to Exar Corporation’s Current Report on Form 8-K (File No. 000-14225), filed on September 22, 2014).

4.10+	Form of Restricted Stock Unit Agreement under the Exar Corporation 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to Exar Corporation’s Quarterly Report on Form 10-Q (File No. 001-36012), filed on November 7, 2014).

4.11+	Form of Performance Stock Unit Agreement under the Exar Corporation 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.6 to Exar Corporation’s Quarterly Report on Form 10-Q (File No. 001-36012), filed on November 7, 2014).

4.12+	Form of Nonqualified Stock Option Agreement under the Exar Corporation 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.7 to Exar Corporation’s Quarterly Report on Form 10-Q (File No. 001-36012), filed on November 7, 2014).

4.13+	Form of Incentive Stock Option Agreement under the Exar Corporation 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.8 to Exar Corporation’s Quarterly Report on Form 10-Q (File No. 001-36012), filed on November 7, 2014).

4.14+	Form of Director Nonqualified Stock Option Agreement under the Exar Corporation 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.7 to Exar Corporation’s Annual Report on Form 10-K (File No. 001-36012), filed on June 5, 2015).

4.15+	Form of Director Restricted Stock Unit Agreement under the Exar Corporation 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.8 to Exar Corporation’s Annual Report on Form 10-K (File No. 001-36012), filed on June 5, 2015).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

+	Indicates management contract or compensatory plan, contract or arrangement.